Exhibit 99.1

Genpact Reports Results for 2014 Full Year and Fourth Quarter

FY ‘14 Revenues of $2.279 Billion, Up 6.9% for FY ‘14 and Up 7.7% for 4Q ‘14

FY ‘14 Adjusted Income from Operations Margin of 15.1%

FY ‘14 Cash Flow from Operations of $271.8 Million

NEW YORK, February 4, 2015 — Genpact Limited (NYSE: G), a global leader in designing, transforming, and running intelligent business operations, today announced financial results for the fourth quarter and full year ended December 31, 2014.

Key Financial Results – Full Year 2014

•	Revenues were $2.279 billion, up 6.9%, from $2.132 billion in 2013.

•	Income from operations was $294.0 million, compared to $309.5 million in 2013.

•	Adjusted income from operations was $344.2 million with a margin of 15.1%, compared to $352.6 million with a margin of 16.5% in 2013.

•	Net income attributable to Genpact Limited shareholders was $192.0 million, compared to $229.7 million in 2013.

•	Diluted earnings per common share were $0.85, compared to $0.97 in 2013.

•	Adjusted diluted earnings per share were $1.03, compared to $1.13 in 2013.

•	The effective tax rate was 23.0%, compared to 23.6% in 2013.

•	New bookings were $2.156 billion, up from $1.440 billion in 2013.[1]

Key Financial Results – Fourth Quarter 2014

•	Revenues were $601.5 million, up 7.7%, from $558.5 million in the fourth quarter of 2013.

•	Income from operations was $70.9 million, compared to $71.6 million in the fourth quarter of 2013.

•	Adjusted income from operations was $81.8 million with a margin of 13.6%, compared to $85.7 million with a margin of 15.3% in the fourth quarter of 2013.

•	Net income attributable to Genpact Limited shareholders was $45.8 million, compared to $48.8 million in the fourth quarter of 2013.

•	Diluted earnings per common share were $0.21, unchanged from the fourth quarter of 2013.

•	Adjusted diluted earnings per share were $0.26, compared to $0.25 in the fourth quarter of 2013.

[1]	New bookings means the total contract value of new contracts, and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO, said, “We are pleased with Genpact’s 2014 results. We delivered on our stated financial expectations and made significant progress executing on our growth strategy including completing all of our planned investments for the year. We have made disciplined investments in our targeted verticals, service lines and geographies that have positioned us well to capture new growth opportunities, as our clients and the industries in which they operate continue to be transformed and reinvented.”

For the full year 2014, revenues on a constant currency basis grew 7.9%. Excluding the Pharmalink Consulting acquisition, revenues were up 5.7%, or 6.7% on a constant currency basis. For the fourth quarter, revenues on a constant currency basis grew 9.2%. Excluding revenues from the Pharmalink Consulting acquisition, fourth quarter revenues were up 5.6%, or 7.1% on a constant currency basis.

Revenues from Global Clients represented approximately 79.6% of Genpact’s total revenues, or $1.813 billion, in 2014, with the remaining approximately 20.4% of revenues, or $466.1 million, coming from GE. GE revenues decreased 2.4% compared to 2013, adjusted for dispositions by GE of businesses that Genpact continues to serve as Global Clients. Revenues from Global Clients grew 9.6% for the full year 2014 and 11.4% in the fourth quarter, led by growth in the consumer product goods, insurance, capital markets and infrastructure, manufacturing and services verticals. BPO revenues from Global Clients grew by 11.9% for the full year 2014 and 16.3% in the fourth quarter.

In the 12 months ending December 31, 2014, Genpact grew the number of client relationships with annual revenues over $5 million to 89 from 78 as of December 31, 2013. This includes client relationships with more than $15 million in annual revenue increasing to 32 from 26, client relationships with more than $25 million in annual revenue increasing to 16 from 13 and client relationships with more than $50 million in annual revenue increasing to 4 from 3.

76.2% of Genpact’s revenues for the full year 2014 and 77.7% for the fourth quarter came from BPO services, up from 75.4% for 2013 and 75.3% for the fourth quarter of 2013. Revenues from IT services were 23.8% of total revenues for the full year 2014 and 22.3% for the fourth quarter, compared to 24.6% for 2013 and 24.7% for the fourth quarter of 2013.

Genpact generated $271.8 million of cash from operations in 2014 and $93.0 million in the fourth quarter, compared to $311.6 million in 2013 and $78.4 million the fourth quarter of 2013. Genpact had approximately $462 million in cash and cash equivalents as of December 31, 2014.

As of December 31, 2014, Genpact had approximately 67,900 employees worldwide, up from approximately 63,600 as of December 31, 2013. Genpact’s employee attrition rate for 2014 was 25%, measured from the first day of employment, unchanged from 2013. Revenue per employee in 2014 was $35,900, compared to $36,000 in 2013.

2015 Outlook

Tyagarajan continued, “There is a disruptive trend sweeping across industries requiring companies to integrate new technology and find new ways to use data and insights as a competitive advantage. Our strategy is focused on building domain-led solutions that are responsive to this trend. We believe we are on the right path to further differentiate Genpact and increase our competitiveness and are excited by the momentum in our business as we begin 2015. We expect revenues for 2015 to be in the range of $2.46 to $2.50 billion. We expect 2015 adjusted operating income margins to be approximately 15.0%.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 4:30 p.m. ET on February 4, 2015 to discuss the company’s performance for the fourth quarter and full year of 2014. To participate, callers can dial +1 (866) 515-2908 from within the U.S. or +1 (617) 399-5122 from any other country. Thereafter, callers will be prompted to enter the participant code, 30884368.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact Limited (NYSE: G) stands for “generating business impact.” We design, transform, and run intelligent business operations including those that are complex and specific to a set of chosen industries. The result is advanced operating models that make our clients more competitive as they help them grow and manage cost, risk, and compliance across a range of functions such as finance and procurement, financial services account servicing, claims management, regulatory affairs, and industrial asset optimization. Our Smart Enterprise Processes (SEPSM) proprietary framework helps companies reimagine how they operate by integrating effective Systems of EngagementSM, core IT, and Data-to-Action AnalyticsSM. Our hundreds of long-term clients include more than one-fourth of the Fortune Global 500. We have grown to over 67,000 people in 25 countries with key management and corporate offices in New York City, but our global critical mass doesn’t dilute our flexible and collaborative approach and our management team still drives client partnerships personally. We generate impact faster because of our unparalleled experience running complex operations and business domain expertise, driving our focus on what works and making transformation sustainable. Our clients attribute much of our success to our unique history – behind our passion for process and operational excellence is the Lean and Six Sigma heritage of a former General Electric division that has served GE businesses for more than 16 years. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Bharani Bobba
+1 (203) 300-9230
bharani.bobba@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2013	As of December 31, 2014
Assets
Current assets
Cash and cash equivalents	$571,276	$461,788
Accounts receivable, net	505,117	525,754
Deferred tax assets	60,638	45,486
Prepaid expenses and other current assets	139,113	155,480

Total current assets	$1,276,144	$1,188,508
Property, plant and equipment, net	173,204	175,936
Deferred tax assets	89,305	59,135
Investment in equity affiliates	384	494
Intangible assets, net	99,116	114,544
Goodwill	953,849	1,057,214
Other assets	97,365	146,706

Total assets	$2,689,367	$2,742,537

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2013	As of December 31, 2014
Liabilities and equity
Current liabilities
Short-term borrowings	$—	$135,000
Current portion of long-term debt	4,263	4,288
Current portion of capital lease obligations	1,405	1,443
Accounts payable	18,412	15,544
Income taxes payable	15,007	13,586
Deferred tax liabilities	614	1,239
Accrued expenses and other current liabilities	421,992	451,014

Total current liabilities	$461,693	$622,114
Long-term debt, less current portion	653,601	649,314
Capital lease obligations, less current portion	2,657	2,660
Deferred tax liabilities	4,464	6,671
Other liabilities	242,884	176,642

Total liabilities	$1,365,299	$1,457,401

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 231,262,576 and 218,684,205 issued and outstanding as of December 31, 2013 and December 31, 2014, respectively	2,310	2,184
Additional paid-in capital	1,268,344	1,296,730
Retained earnings	511,699	398,706
Accumulated other comprehensive income (loss)	(459,614)	(412,484)

Genpact Limited shareholders’ equity	$1,322,739	$1,285,136
Noncontrolling interest	1,329	—

Total equity	$1,324,068	$1,285,136

Total liabilities and equity	$2,689,367	$2,742,537

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Year ended December 31,
	2012	2013	2014
Net revenues
Net revenues from services	$1,901,971	$2,131,997	$2,279,438

Cost of revenue
Services	1,157,766	1,319,571	1,378,088

Gross profit	$744,205	$812,426	$901,350
Operating expenses:
Selling, general and administrative expenses	456,611	484,810	585,646
Amortization of acquired intangible assets	23,233	23,645	28,543
Other operating (income) expense, net	16	(5,556)	(6,870)

Income from operations	$264,345	$309,527	$294,031
Foreign exchange (gains) losses, net	(13,146)	(20,763)	12,363
Other income (expense), net	(14,499)	(24,308)	(27,283)

Income before equity-method investment activity, net and income tax expense	$262,992	$305,982	$254,385
Loss (gain) on equity-method investment activity, net	(17)	(169)	4,795

Income before income tax expense	$263,009	$306,151	$249,590
Income tax expense	78,419	71,100	57,419

Net Income	$184,590	$235,051	$192,171
Net income attributable to noncontrolling interest	6,374	5,334	169

Net income attributable to Genpact Limited shareholders	$178,216	$229,717	$192,002

Net income available to Genpact Limited common shareholders	$178,216	$229,717	$192,002
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.80	$1.00	$0.87
Diluted	$0.78	$0.97	$0.85
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	223,696,567	229,348,411	220,847,098
Diluted	229,532,516	235,754,267	225,168,665

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2012	2013	2014
Operating activities
Net income attributable to Genpact Limited shareholders	$178,216	$229,717	$192,002
Net income attributable to noncontrolling interest	6,374	5,334	169

Net income	$184,590	$235,051	$192,171

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	56,089	52,815	51,064
Amortization of debt issue costs (including loss on extinguishment of debt)	8,079	6,035	3,240
Amortization of acquired intangible assets	23,305	23,645	28,543
Reserve for doubtful receivables	3,878	11,420	3,107
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(13,700)	(6,251)	9,419
Equity-method investment activity, net	(17)	(169)	4,795
Stock-based compensation expense	32,152	31,129	28,065
Deferred income taxes	(10,028)	(1,116)	(12,252)
Others, net	6,579	5,939	1,291
Change in operating assets and liabilities:
Increase in accounts receivable	(36,171)	(60,817)	(24,088)
Decrease (Increase) in other assets	(20,525)	9,377	(31,657)
Increase (Decrease) in accounts payable	(4,380)	1,785	(7,268)
Increase in other liabilities	79,034	9,316	27,500
Increase (Decrease) in income taxes payable	1,775	(6,555)	(2,092)

Net cash provided by operating activities	$310,660	$311,604	$271,838

Investing activities
Purchase of property, plant and equipment	(83,337)	(48,879)	(62,577)
Proceeds from sale of property, plant and equipment	500	3,442	564
Investment in equity affiliates	(205)	—	—
Short term deposits placed	(43,978)	(55,001)	(25,000)
Redemption of short term deposits	25,638	69,249	25,000
Payment for business acquisitions, net of cash acquired	(55,901)	(49,235)	(130,809)
Proceeds from divestiture of business, net of cash divested	—	1,982	—

Net cash used for investing activities	$(157,283)	$(78,442)	$(192,822)

Financing activities
Repayment of capital lease obligations	(2,279)	(1,803)	(2,095)
Proceeds from long-term debt	675,000	121,410	—
Repayment of long-term debt	(106,688)	(123,098)	(6,750)
Proceeds from Short-term borrowings	80,000	275,000	195,000
Repayment of Short-term borrowings	(253,004)	(355,000)	(60,000)
Proceeds from issuance of common shares under stock-based compensation plans	26,227	45,859	30,144
Payment for net settlement of stock based awards	(2,103)	(9,315)	(25,975)
Payment of earn-out and deferred consideration	(587)	(3,868)	(1,088)
Cost incurred in relation to debt amendment and refinancing	(15,266)	(8,104)	—
Distribution to noncontrolling interest	(5,760)	(6,423)	(1,487)
Expenses related to stock purchase	—	—	(2,543)
Stock purchased and retired	—	—	(302,625)
Dividend Paid	(501,620)	—	—

Net cash used for financing activities	$(106,080)	$(65,342)	$(177,419)

Effect of exchange rate changes	3,911	(55,772)	(11,085)
Net increase (decrease) in cash and cash equivalents	47,297	167,820	(98,403)
Cash and cash equivalents at the beginning of the period	408,020	459,228	571,276

Cash and cash equivalents at the end of the period	$459,228	$571,276	$461,788

Supplementary information
Cash paid during the period for interest	$14,061	$30,788	$27,175
Cash paid during the period for income taxes	$91,825	$71,857	$83,803
Property, plant and equipment acquired under capital lease obligation	$2,699	$2,342	$2,176

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses and amortization of related acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense and amortization of acquired intangibles at formation in 2004. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons, including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition-related expenses. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months and year ended December 31, 2013 and 2014:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2013	2014	2013	2014
Income from operations per GAAP	$309,527	$294,031	$71,633	$70,866
Add: Stock-based compensation	31,129	28,065	9,198	7,912
Add: Amortization of acquired intangible assets	18,321	22,233	4,685	6,347
Add: Acquisition related expenses	—	2,772	—	795
Add/Less: Other income (expense), net, excluding net interest	(1,168)	2,112	1,190	776
Add/Less: Gain (loss) on Equity-method investment activity, net	169	(4,795)	30	(4,882)
Less: Net income attributable to noncontrolling interest	(5,334)	(169)	(1,064)	—

Adjusted income from operations	$352,644	$344,249	$85,672	$81,814

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Year ended December 31,		Three months ended December 31,
	2013	2014	2013	2014
Net income attributable to Genpact Limited shareholders per GAAP	$229,717	$192,002	$48,842	$45,752
Add: Stock-based compensation	31,129	28,065	9,198	7,912
Add: Amortization of acquired intangible assets	18,321	22,233	4,685	6,347
Add: Acquisition related expenses	—	2,772	—	795
Less: Tax impact on stock-based compensation	(6,913)	(6,366)	(1,160)	(1,160)
Less: Tax impact on amortization of acquired intangibles	(6,373)	(7,154)	(2,085)	(1,997)
Less: Tax impact on acquisition related expenses	—	(184)	—	(131)

Adjusted net income	$265,881	$231,368	$59,480	$57,518

Adjusted diluted earnings per share	$1.13	$1.03	$0.25	$0.26